EXECUTION COPY

                          ESCROW AND PAYMENT AGREEMENT
                          ----------------------------

         ESCROW AND PAYMENT AGREEMENT dated as of October 19, 2000 (this "Agreement"), by and among MCY.com, Inc., a Delaware corporation ("MCY"), Applied Digital Solutions, Inc., a Missouri corporation ("ADSX"), and Parker
Chapin LLP, a New York limited liability partnership, as escrow agent (the "Escrow Agent").

                                    RECITALS

         WHEREAS, concurrently with the execution and delivery of this Agreement, MCY and ADSX are entering into the MCY Agreement dated as of even date herewith (the "MCY Agreement") pursuant to which (i) MCY has agreed to cause the MCY License (as such term is defined in the MCY Agreement) and the MCY Technology (as such term is defined in the MCY Agreement) and (ii) ADSX has agreed to cause the ADSX Shares (as such term is defined in the MCY Agreement) to be deposited into escrow with the Escrow Agent pursuant to this Agreement; and

         WHEREAS, each of MCY and ADSX have agreed that the MCY License, the MCY Technology, the MCY Shares and the ADS Shares shall be held, and ultimately released, by the Escrow Agent, in accordance with and subject to the terms and provisions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Definitions. Capitalized terms used in this Agreement which are not defined herein shall have the same meanings in this Agreement as are ascribed to such terms in the MCY Agreement.

         2. Creation of Escrow.

                  (a) At the request of MCY and ADSX, the Escrow Agent agrees to serve as the Escrow Agent hereunder pursuant to the terms and provisions of this Agreement.

                  (b) Promptly after the date hereof and in no event later than October 25, 2000, (i) MCY shall cause the MCY License, the MCY Technology and
(ii) ADSX shall cause the ADSX Shares (collectively, the "Escrow"), to be deposited with the Escrow Agent pursuant to the terms and provisions of this Agreement.

         3. Release of the Escrow. The Escrow Agent shall release from the escrow account and disburse the Escrow, as follows:

         (a) Upon receipt of joint written instructions from MCY and ADSX that the Release Date (as such term is hereinafter defined) has occurred, the Escrow Agent shall release the ADSX Shares to MCY and the MCY License and the MCY Technology to ADSX. For the purposes of this Agreement, the term "Release Date" shall mean the date on which: (i) the conditions specified in Section 4.1(h) and 4.2(h) of the MCY Agreement have been satisfied; and (ii) MCY shall have received from ADSX a copy of the confirmation from the Securities and Exchange Commission ("Commission") specified in Section 4.2(e) of the MCY Agreement.

         (b) To a court of competent jurisdiction in accordance with Section 9 hereof.

         (c) As instructed, upon receipt of a final non-appealable order or judgment of a court of competent jurisdiction, directing the disbursement of all or any portion of the Escrow.

         (d) As provided in Section 4 hereof.

         4. Early Termination of Escrow. If the Escrow Agent has not received the joint written instructions contemplated by Section 3(b) hereof by the Registration Right Termination date (as such term is defined in the MCY Agreement), upon receipt of a written notice from MCY (a copy of which shall be furnished to ADSX), the Escrow shall terminate and the Escrow Agent shall furnish the MCY License and the MCY Technology to MCY (ADSX having no right, title or interest therein). Upon delivery of such notice by MCY, ADSX shall be obligated to return the MCY Shares to MCY and MCY shall return the ADSX Shares to ADSX whereupon the MCY Receivable shall be deemed to have been paid in full.

         5. Written Instructions/Dispute; etc.

                  (a) To the extent all or any portion of the Escrow is to be delivered to ADSX pursuant to Section 3(a), ADSX shall deliver written instructions to the Escrow Agent and to MCY requesting such disbursement in accordance with the written instructions. If MCY does not notify the Escrow Agent in writing within five (5) days of its receipt of such written instructions that it objects to such disbursement in accordance with such instructions (a "Dispute"), the Escrow Agent shall make such disbursement in accordance with such instructions.

                  (b) To the extent all or any portion of the Escrow is to be delivered to MCY pursuant to Section 3(a), MCY shall deliver written instructions to the Escrow Agent and to ADSX requesting such disbursement in accordance with the written instructions. If ADSX does not notify the Escrow Agent in writing within five (5) days of its receipt of such written instruction that there is a Dispute with respect to requested disbursement, the Escrow Agent shall make such disbursement in accordance with such instructions.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, in the event of a Dispute the portion of the Escrow subject to such Dispute shall not be disbursed and shall remain in the escrow account pending final adjudication by a court of competent jurisdiction (from which no appeal may be taken) or final settlement by ADSX and MCY with respect to such Dispute.

         6. Settlement of Disputes. All controversies and matters in question between any of the parties hereto arising out of or relating to any provision of this Agreement (or of the MCY Agreement or the ADSX Agreement, as the case may be, as it relates to this Agreement) (including, without limitation, any Disputes) shall be decided as provided in Section 16 hereof.

         7. Termination of Escrow. This Agreement shall terminate, except for the provisions contained in Sections 8, 10, 11, 12, 13 and 14 of this Agreement which provisions shall survive any termination hereof, upon the disbursement by the Escrow Agent of any remaining portion of the Escrow in accordance with this Agreement. Notwithstanding anything to the contrary herein, this term of this Agreement shall terminate by no later than sixty (60) days from the date hereof unless extended by written consent of each of ADSX and MCY.

         8.  Further  Assurances.  Each of ADSX and MCY agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent, from time to time, may reasonably request in connection with the administration, maintenance, enforcement of this Agreement in order (a) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (b) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

         9. Conflicting Demands. Notwithstanding anything else set forth in this Agreement, if conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the Escrow or any action to be taken by the Escrow Agent hereunder, each of ADSX and MCY agrees that the Escrow Agent shall be entitled to refuse to comply with any request relating to such claim or demand and withhold and stop all or any further performance of the Escrow Agent's duties hereunder. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to ADSX or MCY or any other person for Escrow Agent's failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court of competent jurisdiction (by a final judgment or determination from which no appeal may be taken) or shall have been settled by agreement of ADSX and MCY, in which case the Escrow Agent shall be notified thereof by a written notice signed by ADSX and MCY. The Escrow Agent may also elect to commence an interpleader or other action in any court of competent jurisdiction for declaratory judgment or other similar relief for the purpose of having the respective rights of the claimants adjudicated, and may deposit with such court the Escrow held hereunder; and if the Escrow Agent so commences interpleader action and deposits the Escrow, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement.

         10. Expenses of the Escrow Agent. ADSX and MCY shall each pay fifty percent (50%) of all out-of-pocket costs and expenses incurred by the Escrow Agent in connection with the performance of its services hereunder, including, without limitation, all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement and the enforcement, protection and adjudication of the Escrow Agent's rights hereunder by the Escrow Agent (including, without limitation, the out-of-pocket disbursements of the Escrow Agent itself (if the Escrow Agent acts as its own counsel) and expenses and costs of attorneys it retains as legal counsel.

         11. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including, without limitation, itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent.

         12. Status of the Escrow Agent; Waiver of Conflict. The Escrow Agent is acting under this Agreement as a stakeholder only. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and ADSX and MCY, as the case may be. This Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation, as legal counsel, of MCY who may be advised by the Escrow Agent on any and all matters pertaining to this Agreement, the MCY Agreement, the ADS Agreement or the transactions contemplated thereby. To the extent MCY has been represented by the Escrow Agent, MCY hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon MCY. The Escrow Agent's only duties are those expressly set forth in this Agreement, and each of ADSX and MCY authorizes the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees.

         13.  Exculpation.  The  Escrow  Agent  and  its  designees,  and  their respective directors, officers, members, managers, partners, employees, attorneys and agents and the successors and assigns of each of them (each, an "Exculpated Person"), shall not incur any liability whatsoever for the investment or disposition of the Escrow or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law, regulation or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Agreement (except such as are occasioned by the Exculpated Person's own acts and omissions amounting to willful misconduct as finally determined pursuant to applicable law by a final judgment of a court of competent jurisdiction from which no appeal may be taken) and each of the ADSX and MCY hereby waives any and all claims and actions whatsoever against the Exculpated Persons arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Exculpated Persons shall not incur any liability (other than for such Exculpated Person's own acts and omissions under this Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a final judgment of a court of competent jurisdiction from which no appeal may be taken) for other acts and omissions arising out of or related directly or indirectly to this Agreement or the performance by the Escrow Agent of its services hereunder.

         14. Indemnification. ADSX and MCY shall jointly and severally indemnify the Escrow Agent and its designees, and their respective directors, officers, members, managers, partners, employees, attorneys and agents and the successors and assigns of each of them (each, an "Indemnified Person") and shall hold each Indemnified Person harmless from and against any and all claims, liabilities, damages, penalties, losses, costs and expenses (including, without limitation, reasonable fees, disbursements and expenses of attorneys and the reasonable fees, disbursements and expenses of other experts) that may be imposed upon, incurred by, or asserted against any Indemnified Person, arising out of or related to, directly or indirectly, this Agreement or the performance by the Escrow Agent of its services hereunder, except such as are occasioned by the Indemnified Person's own acts and omissions amounting to willful misconduct as finally determined pursuant to applicable law by a final judgment of a court of competent jurisdiction from which no appeal may be taken.

         15. Resignation of Escrow Agent; Appointment of Successor Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Agreement by providing written notice thereof to each of ADSX and MCY. In such event, the Escrow Agent shall transfer the Escrow to a successor independent escrow agent to be appointed by (a) ADSX and MCY within thirty (30) days following the receipt of notice of resignation from the Escrow Agent or (b) the Escrow Agent, if ADSX and MCY shall have not agreed on a successor escrow agent within the aforesaid thirty (30) day period, as designated by the Escrow Agent in each case upon such appointment and delivery of the Escrow to the successor Escrow Agent, the Escrow Agent shall be released of and from all liability under this Agreement; provided, however, that each of the respective obligations of ADSX and MCY to pay expenses and to indemnify, reimburse, hold harmless and/or defend the Escrow Agent under Sections 10 and 14 hereof shall continue in full force and effect with respect to any Escrow Agent resigning pursuant to this Section 15.

         16. Payment of MCY Receivable. Each of MCY and ADSX have entered into and delivered the ADSX Agreement (the "ADSX Agreement") pursuant to which MCY has agreed to pay: (i) $9,000,000 (the "MCY Receivable") as invoiced by ADSX; and (ii) to pay [615,976] shares of MCY.com, Inc. common stock (the "MCY Shares") to ADSX in consideration of the ADSX License.

                  (a) Payment from Sale Proceeds. At any time after MCY receives net proceeds from the sale of the ADSX Shares following the date that MCY shall have previously received $2,000,000 of net proceeds from the sale of the ADSX Shares (each a "Payment Event"), MCY shall pay the amount of the net proceeds so received to ADSX the payment of which shall be applied against the payment of the MCY Receivable. The amount due to ADSX in respect of each Payment Event shall be aggregated and paid to ADSX on a monthly basis at the end of each month in which the Payment Event occurs, if any.

                  (b) If by June 30, 2001, MCY has not realized at least $11,000,000 in net proceeds from the sale of the ADSX Shares, then ADSX shall have the right, at its option, to assist MCY in causing the sale of the ADSX Shares; provided, that ADSX shall have received the written confirmation from the Commission contemplated in Section 3(a) of this Agreement. If by September 30, 2001, MCY has not paid the MCY Receivable in full, MCY shall either (i) pay the outstanding balance of the MCY Receivable in cash or (ii) tender to ADSX the remaining ADSX Shares not previously sold; whereupon in each instance the MCY Receivable shall be deemed to be paid in full. In addition, if MCY has not received the net proceeds in the aggregate amount of $11,000,000 from the sale of the ADSX Shares, then each of the MCY License and the ADSX License shall terminate and be of no further force and effect.

                  (c) In the event of any conflict between the terms of the ADSX Agreement or any other documents contemplated thereby with respect to payment of the MCY Receivable, the terms of this Section 16 shall control.

         17. Notices. All notices, demands, certificates and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested (with all postage prepaid), four (4) Business Days after the date set forth on the return receipt, (c) if delivered by overnight courier service of recognized standing, on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service), or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, certificate or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 17), or the refusal to accept same, the notice, demand, certificate or other communication shall be deemed received on the Business Day the notice is sent (as evidenced by the affidavit of the sender). All such notices, demands, certificates and other communications will be sent to the following addresses or facsimile numbers as applicable:

                  (i)      If to ADSX:

                           Applied Digital Solutions, Inc.
                           400 Royal Palm Way, Suite 410
                           Palm Beach, Florida 33480
                           Telephone: 561-366-4800
                           Fax:  (561) 366-0002
                           Attention:  David Beckett, General Counsel

                           with copies to:

                           Bryan Cave
                           245 Park Avenue
                           New York, New York 10167
                           Telephone: 212-692-1813
                           Fax:  212-692-1900
                           Attention: Dennis McClusker, Esq.
                                             Robert A. Ansehl, Esq.

                  (ii)     If to MCY:

                           c/o MCY Music World, Inc.
                           1133 Avenue of the Americas, 28th Floor

                           New York, New York 10036
                           Attention: President

                           with copies to:

                           MCY Music World, Inc.
                           1133 Avenue of the Americas, 28th Floor
                           New York, New York 10036
                           Telephone: 212-944-6444
                           Facsimile: 212-944-6943
                           Attention: Mitchell Lampert, General Counsel

                           and to:

                           Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174

                           Attention:  Martin Eric Weisberg, Esq.
                           Fax:  (212) 704-6288

                  (iii)    If to the Escrow Agent:

                           Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Attention:  Martin Eric Weisberg, Esq.
                           Fax:  (212) 704-6288

or to such other address or facsimile number as any party may specify by notice given to the other party in accordance with this Section 17. For the purposes of this Agreement, "Business Day" shall mean a day other than a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. For the purposes of this Agreement, if a day referenced herein is not a Business Day or if a notice is given or delivered on a day which is not a Business Day, such day shall be deemed to occur or such notice shall be deemed to be given or delivered on the next Business Day.

         18. Governing Law; No Jury Trial; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS OR OTHER LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN
SECTION 17 HEREOF.

         19. Binding Effect; Amendment. This Agreement and the rights and obligations of the parties hereto shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. This Agreement may not be terminated, modified, amended, altered, supplemented or waived, except by a written agreement executed by each of the parties hereto.

         20. Severability. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

         21. Assignability, etc. Except for the provisions relating to a successor Escrow Agent, neither the rights nor the obligations of any party to this Agreement may be transferred or assigned. Any purported assignment of this Agreement or any of the rights and obligations hereunder shall be ab initio null, void and of no force or effect. Except as provided in this Section 21 hereof, this Agreement shall not create any right or cause of action in any person other than the parties hereto.

         22. Waivers; Consents. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

         23. Entire Agreement; Conflict. This Agreement, the MCY Agreement and the ADSX Agreement (together with the exhibits and schedules attached thereto and the MCY Transaction Documents and the ADSX Transaction Documents delivered pursuant thereto) contain the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and they supersede all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) between the parties with respect to such subject matter including, without limitation, the this Agreement, all of which are merged herein. Should there be any conflict between the terms and provisions of this Agreement and those of the MCY Agreement and the ADSX Agreement, the terms and provisions of this Agreement shall govern and control.

         24. Headings.  The section headings contained in this Agreement are for
reference   purposes  only  and  shall  not  affect  in  any  way  the  meaning, construction or interpretation of this Agreement.

         25. Counterparts. This Agreement may be executed in two (2) or more counterparts (including, by facsimile signature, which shall constitute an original signature for purposes hereof), each of which when executed shall be deemed to be an original, but all of which, when together, shall constitute one and the same document.


                           [INTENTIONALLY LEFT BLANK]


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



             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                  APPLIED DIGITAL SOLUTIONS, INC.

                                  By:/s/ David I. Beckett
                                     -------------------------------------------
                                     Name:   David I. Beckett
                                     Title:  General Counsel

                                  MCY.COM, INC.

                                  By:/s/ Bernhard Fritsch
                                     -------------------------------------------
                                     Name: Bernhard Fritsch
                                     Title: Chairman and Chief Executive Officer

                                  PARKER CHAPIN LLP, AS ESCROW AGENT

                                  By:/s/ Martin Eric Weisberg
                                     -------------------------------------------
                                     Name:   Martin Eric Weisberg
                                     Title: Partner

                                      -10-